SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2003

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
Exhibit Index
Exhibit 10.1
EXHIBIT 99.1

ITEM 5.     OTHER EVENTS.

     On June 23, 2003, we issued a press release entitled “AMB Property Corporation Announces Redemption of 8.5% Series A Preferred Stock”. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this report.

     On June 23, 2003, we closed the issuance of 2,000,000 shares of our 6 1/2% Series L Cumulative Redeemable Preferred Stock. Pursuant to the limited partnership agreement of our operating partnership, AMB Property, L.P., of which we are the general partner, we contributed the net proceeds of the offering to our operating partnership, and in exchange, our operating partnership issued to us 2,000,000 6 1/2% Series L Cumulative Redeemable Preferred Units. The Seventh Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. reflects the issuance of the 6 1/2% Series L Cumulative Redeemable Preferred Units and is attached as Exhibit 10.1 and is incorporated by reference into this report.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

Exhibit
Number	Description

10.1	Seventh Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. dated as of June 23, 2003.
99.1	AMB Property Corporation Press Release dated June 23, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)

Date: June 24, 2003	By: /s/ Tamra Browne Tamra Browne Senior Vice President and General Counsel

Exhibit Index

Exhibit
Number	Description

10.1	Seventh Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. dated as of June 23, 2003.

99.1	AMB Property Corporation Press Release dated June 23, 2003.